                                                                  EXHIBIT (A)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -
- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.


==========================================================     =================================================================
                                 GIVE THE SOCIAL                                                 GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:        SECURITY NUMBER OF --         FOR THIS TYPE OF ACCOUNT:         IDENTIFICATION NUMBER OF --
----------------------------------------------------------     -----------------------------------------------------------------
1.  An individual's account  The individual                    8.  Sole proprietorship account  The owner(4)

2.  Two or more              The actual owner of the           9.  A valid trust, estate or     The legal entity (do not
    individuals (joint       account or, if combined               pension                      furnish the identifying
    account)                 funds, the first individual                                        number of the personal
                             on the account(1)                                                  representative or trustee
                                                                                                unless the legal entity
                                                                                                itself is not designated in
                                                                                                the account title)(5)
3.  Custodian account of a   The minor(2)                      10.  Corporate account           The corporation
    minor (Uniform Gift to
    Minors Act)                                                11.  Religious, charitable or    The organization
                                                                    educational organization
                                                                    account
4.  Custodian account of a   The minor(2)                      12.  Partnership account held    The partnership
    minor (Uniform Gift to                                          in the name of the business
    Minors Act)
5.  Adult and minor (joint   The adult or, if the minor        13.  Association, club, or       The organization
    account)                 is the only contributor, the           other tax exempt
                             minor(1)                               organization
6.  Account in the name of   The ward, minor, or               14.  A broker or registered      The broker or nominee
    guardian or committee    incompetent person(3)                  nominee
    for a designated ward,
    minor, or incompetent
    person
7.  a.  A revocable          The actual owner(1)               15.  Account with the            The public entity
        savings trust                                               Department of Agriculture
        account (in which                                           in the name of a public
        grantor is also                                             entity (such as a State
        trustee)                                                    or local government, school
  b.    Any "trust" account  The actual owner(1)                    district, or prison) that
        that is not a legal                                         receives agricultural
        or valid trust under                                        program payments
        State law



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(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's Social Security number.
(3)  Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.  If the owner does not have an employer identification number, furnish the owner's social security number.
(5)  List first and circle the name of the legal trust, estate, or pension trust.

NOTE:  IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME
 LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:*
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government or a political subdivision, agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the United
  States or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times during the tax year under the Investment
  Company Act of 1940.
 . A foreign central bank of issue.
_____________________________
* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
  States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, and (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of any underpayment attributable to the failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.